THE WARRANTS EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND APPLICABLE STATE SECURITIES LAWS OR UNLESS COUNSEL RESONABLY SATISFACTORY TO THE COMPANY SHALL HAVE ADVISED THAT NO SUCH REGISTRATION IS REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE 62,500 SHARES OF COMMON STOCK

THE ST. LAWRENCE SEAWAY CORPORATION

        This certifies that, for value received, Joel M. Greenblatt, the registered holder hereof, or assigns (the “Warrantholder”) is entitled to purchase from The St. Lawrence Seaway Corporation, an Indiana corporation (the “Company”), at any time on and after the date hereof, and before 5:00 p.m., Indianapolis time, on September 21, 2007 at the purchase price (the “Exercise Price”) determined as provided in the Warrant Agreement referred to below, the number of shares of Common Stock, $1.00 par value, of the Company set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

        This Warrant may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company or the office of its Warrant Agent, if any. Payment of such price shall be made at the option of the Warrantholder in cash or by certified or official bank check made payable to the order of the Company.

        This Warrant evidences the right to purchase an aggregate of 62,500 shares of Common Stock, $1.00 par value, of the Company and is issued under and in accordance with a Warrant Agreement dated as of September 24, 1986, as amended (the “Warrant Agreement”), between the Company and the Warrantholder and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder of this Warrant by acceptance hereof consents.

        Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrantholder hereof a new Warrant Certificate in respect to the shares as to which this Warrant shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company or its Warrant Agent by surrender of this Warrant Certificate properly endorsed for one or more new Warrant Certificates to purchase the same aggregate number of shares represented by the Warrant Certificate exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise hereof. This Warrant Certificate is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

        This Warrant does not entitle the Warrantholder hereof to any of the rights of a stockholder of the Company.

Dated: January 30, 2006
THE ST. LAWRENCE SEAWAY CORPORATION By: /s/ Daniel L. Nir Daniel L. Nir, President

PURCHASE FORM

        The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate to the extent of __________ shares of Common Stock, $1.00 par value, of The St. Lawrence Seaway Corporation and hereby makes payment of $__________ in payment of the actual exercise price thereof.

Name__________________________________________________
                     (Please type or print in block letters)

Address__________________________________________________

Signature__________________________________________________

ASSIGNMENT FORM

        FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto

Name__________________________________________________
                     (Please type or print in block letters)

Address__________________________________________________

the right to purchase Common Stock, $1.00 par value, of The St. Lawrence Seaway Corporation represented by this Warrant Certificate to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________ to transfer the same on the books of the Company with full power of substitution in the premises.

_________________________ Signature

Dated: ____________________
SIGNATURE GUARANTEED:	Notice: The signature of this assignment must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

THE WARRANTS EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND APPLICABLE STATE SECURITIES LAWS OR UNLESS COUNSEL RESONABLY SATISFACTORY TO THE COMPANY SHALL HAVE ADVISED THAT NO SUCH REGISTRATION IS REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE 37,500 SHARES OF COMMON STOCK

THE ST. LAWRENCE SEAWAY CORPORATION

        This certifies that, for value received, Daniel L. Nir, the registered holder hereof, or assigns (the “Warrantholder”) is entitled to purchase from The St. Lawrence Seaway Corporation, an Indiana corporation (the “Company”), at any time on and after the date hereof, and before 5:00 p.m., Indianapolis time, on September 21, 2007 at the purchase price (the “Exercise Price”) determined as provided in the Warrant Agreement referred to below, the number of shares of Common Stock, $1.00 par value, of the Company set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

        This Warrant may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Exercise Price (subject to adjustment) at the principal office of the Company or the office of its Warrant Agent, if any. Payment of such price shall be made at the option of the Warrantholder in cash or by certified or official bank check made payable to the order of the Company.

        This Warrant evidences the right to purchase an aggregate of 37,500 shares of Common Stock, $1.00 par value, of the Company and is issued under and in accordance with a Warrant Agreement dated as of September 24, 1986, as amended (the “Warrant Agreement”), between the Company and the Warrantholder and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder of this Warrant by acceptance hereof consents.

        Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrantholder hereof a new Warrant Certificate in respect to the shares as to which this Warrant shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company or its Warrant Agent by surrender of this Warrant Certificate properly endorsed for one or more new Warrant Certificates to purchase the same aggregate number of shares represented by the Warrant Certificate exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise hereof. This Warrant Certificate is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

        This Warrant does not entitle the Warrantholder hereof to any of the rights of a stockholder of the Company.

Dated: January 30, 2006
THE ST. LAWRENCE SEAWAY CORPORATION By: /s/ Daniel L. Nir Daniel L. Nir, President

PURCHASE FORM

        The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate to the extent of __________ shares of Common Stock, $1.00 par value, of The St. Lawrence Seaway Corporation and hereby makes payment of $__________ in payment of the actual exercise price thereof.

Name__________________________________________________
                     (Please type or print in block letters)

Address__________________________________________________

Signature__________________________________________________

ASSIGNMENT FORM

        FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto

Name__________________________________________________
                     (Please type or print in block letters)

Address__________________________________________________

the right to purchase Common Stock, $1.00 par value, of The St. Lawrence Seaway Corporation represented by this Warrant Certificate to the extent of __________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________ to transfer the same on the books of the Company with full power of substitution in the premises.

_________________________ Signature

Dated: ____________________
SIGNATURE GUARANTEED:	Notice: The signature of this assignment must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.